UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2025

Voyager Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42694	84-2754888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1225 17th Street, Suite 1100
Denver, Colorado 80202
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (303) 500-6985

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	VOYG	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	VOYG	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Indenture and Notes

On November 12, 2025, Voyager Technologies, Inc. (the “Company”) issued $435,000,000 aggregate principal amount of its 0.75% Convertible Senior Notes due 2030 (the “Notes”). The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of November 12, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Pursuant to the purchase agreement between the Company and the representatives of the initial purchasers of the Notes, the Company granted the initial purchasers an option to purchase, for settlement within a period of 13 calendar days from, and including, the date the Notes are first issued, up to an additional $65,000,000 aggregate principal amount of Notes.

The Notes will be the Company’s senior, unsecured obligations and will be (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

The Notes will accrue interest at a rate of 0.75% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2026. The Notes will mature on November 15, 2030, unless earlier repurchased, redeemed or converted. Before August 15, 2030, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after August 15, 2030, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of its Class A common stock or a combination of cash and shares of its Class A common stock, at the Company’s election. The initial conversion rate is 32.2799 shares of the Company’s Class A common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $30.98 per share of the Company’s Class A common stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The Notes will be redeemable, in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on or after November 20, 2028 and on or before the 50th scheduled trading day immediately before the maturity date, but only if (i) the Notes are “Freely Tradable” (as defined in the Indenture) as of the date the Company sends the related redemption notice and all accrued and unpaid additional interest, if any, has been paid in full, as of the first interest payment date occurring on or before the date the Company sends such notice; and (ii) the last reported sale price per share of the Company’s Class A common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends such redemption notice; and (2) the trading day immediately before the date the Company sends such redemption notice. However, the Company may not redeem less than all of the outstanding Notes unless at least $100.0 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Company sends the related redemption notice. The redemption price will be a cash amount equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to a limited exception for certain cash mergers, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s Class A common stock.

The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) a default in the Company’s obligation to convert a Note upon the exercise of the conversion right with respect thereto, if such default is not cured within five days after its occurrence; (iv) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $30,000,000; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 360 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.

Capped Call Transactions

On November 6, 2025, in connection with the pricing of the offering of Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with certain of the initial purchasers or their affiliates and certain other financial institutions (the “Option Counterparties”). If the initial purchasers exercise their option to purchase additional Notes, then the Company intends to use a portion of the net proceeds from the sale of the additional Notes to fund the cost of entering into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions cover, subject to customary anti-dilution adjustments, the aggregate number of shares of the Company’s Class A common stock that initially underlie the Notes, and are expected generally to reduce potential dilution to the Company’s Class A common stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially approximately $59.58 per share (subject to adjustment under the terms of the Capped Call Transactions), which represents a premium of approximately 150.0% over the last reported sale price of the Company’s Class A common stock on November 6, 2025. The cost of the Base Capped Call Transactions was approximately $63.1 million.

The Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary and is not complete. A copy of the form of confirmation for the Capped Call Transactions is filed as exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the form of confirmation set forth in such exhibit.

Prepaid Forward Transaction

On November 6, 2025, in connection with the pricing of the Notes, the Company entered into a prepaid forward stock purchase transaction (the “Prepaid Forward Transaction”) with one of the initial purchasers of the Notes or its affiliates (in this capacity, the “Forward Counterparty”). The initial aggregate number of shares of the Company’s Class A common stock underlying the Prepaid Forward Transaction is 5,503,464 shares. If the Company pays a cash dividend on its Class A common stock, then the Forward Counterparty is required to pay an equivalent amount to the Company. On November 12, 2025, the Company used approximately $131.1 million of the net proceeds of the offering of the Notes to fund the Prepaid Forward Transaction.

The Prepaid Forward Transaction is a separate transaction between the Company and the Forward Counterparty and is not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Prepaid Forward Repurchase.

The above description of the Prepaid Forward Transaction is a summary and is not complete. A copy of the form of confirmation for the Prepaid Forward Transaction is filed as exhibit 10.2 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the form of confirmation set forth in such exhibit.

Credit Agreement Amendment

On November 10, 2025, the Company entered into the Third Amendment (the “Amendment”) to the Credit Agreement, dated as of May 30, 2025 (as amended by the First Amendment, dated as of September 18, 2025, and the Second Amendment, dated as of October 22, 2025), among the Company, the guarantors party thereto from time to time, the lenders and issuing banks party thereto from time to time and JPMorgan Chase Bank, N.A., as the administrative agent to, among other things, permit the issuance of the Notes, the Capped Call Transactions, the Prepaid Forward Transaction and the Repurchase (as defined below).

The above description of the Amendment is a summary and is not complete. A copy of the Amendment is filed as exhibit 10.3 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Amendment set forth in such exhibit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above under the caption “Indenture and Notes” is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above under the caption “Indenture and Notes” is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s Class A common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Assuming the initial purchasers fully exercise their option to purchase additional Notes, initially, a maximum of 20,981,950 shares of the Company’s Class A common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 41.9639 shares of Class A common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01. Other Events.

Press Releases

On November 5, 2025, the Company issued a press release announcing its intention to offer, subject to market conditions and other factors, the Notes. A copy of the press release is attached here to as Exhibit 99.1 and is incorporated herein by reference.

On November 7, 2025, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Repurchase of Class A Common Stock

On November 12, 2025, the Company used approximately $27.7 million of the net proceeds of the offering of the Notes to repurchase 1,162,477 shares of its Class A common stock in privately negotiated transactions with certain of the Company’s existing stockholders who were investors before the Company’s initial public offering (the “Repurchase”). Such share repurchases were negotiated on a stockholder-by-stockholder basis.

Forward-Looking Statements

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report other than statements of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Notes, including, without limitation, the conversion thereof, timing of the consummation, and expectations regarding the effects, of the Capped Call Transactions, including, without limitation, the expected entry to Additional Capped Call Transactions and Prepaid Forward Transaction. The words “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on and reflect the Company’s current expectations, estimates, assumptions and/or projections, the Company’s perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither promises nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and other important factors that could cause the Company’s actual results, performance or achievements to differ materially from those indicated by those statements including, but not limited to: the Company’s ability to generate, sustain and manage its growth given its limited operating history in an evolving industry; factors out of the Company’s control that affect its success and revenue growth; the Company’s ability to generate a sustainable order rate for its products and services and develop new technologies to meet customer needs; the Company’s compliance with development contracts with third-parties and losses from fixed price contracts; the Company’s history of losses and ability to achieve profitability; risks related to Starlab; the unpredictable environment of space; Company’s customer concentration and risks with contracting with the U.S. government; risk related to Company’s international operations, currency fluctuations and political or economic instability in markets in which the Company operate; risks related to the Company’s compliance with new or existing data privacy, cybersecurity and other applicable regulations; Company’s inability to adequately enforce and protect its intellectual property; the Company’s ability to consummate future acquisitions on satisfactory terms or effectively integrate acquired operations; and other important factors discussed in the section entitled “Risk Factors” in Company’s final prospectus on form 424(b)(4) filed with the Securities and Exchange Commission (the “SEC”) on June 12, 2025, as any such factors may be updated from time to time in the Company’s other filings with the SEC, accessible on the SEC’s website at www.sec.gov and Company’s investor relations site at investors.voyagertechnologies.com.. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While the Company may elect to update such forward-looking statements at some point in the future, except as required by law, it disclaims any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of November 12, 2025, between Voyager Technologies, Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of certificate representing the 0.75% Convertible Senior Notes due 2030 (included as Exhibit A to Exhibit 4.1).
10.1	Form of Confirmation for Capped Call Transaction.
10.2	Form of Confirmation for Prepaid Forward Transaction.
10.3
Third Amendment to Credit Agreement, dated November 10, 2025, among Voyager Technologies, Inc., the guarantors party thereto, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press release of Voyager Technologies, Inc., dated November 5, 2025.
99.2	Press release of Voyager Technologies, Inc., dated November 7, 2025.
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER TECHNOLOGIES, INC.

Date: November 12, 2025	By:	/s/ Dylan Taylor
Dylan Taylor
Chief Executive Officer

Date: November 12, 2025	By:	/s/ Filipe De Sousa
Filipe De Sousa
Chief Financial Officer